    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999

                                            Registration Statement No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           AMERICAN REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)


        GEORGIA                                          54-0697989
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                        10670 NORTH CENTRAL EXPRESSWAY
                                  SUITE 300
                             DALLAS, TEXAS 75231
                                (214) 692-4700
        (Address and telephone number of principal executive offices)

             AMERICAN REALTY TRUST, INC. DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                               ROBERT A. WALDMAN
                        10670 NORTH CENTRAL EXPRESSWAY
                                  SUITE 300
                             DALLAS, TEXAS 75231
                                (214) 692-4700
          (Name, address and telephone number of agent for service)
                          -------------------------

      The Commission is requested to send copies of all communications to:
                              THOMAS R. POPPLEWELL
                             Andrews & Kurth L.L.P.
                         1711 Main Street, Suite 3700
                             Dallas, Texas 75201

                          -------------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                       PROPOSED           PROPOSED
                 TITLE OF EACH CLASS                                   MAXIMUM            MAXIMUM
                 OF SECURITIES TO BE              AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF
                      REGISTERED                   REGISTERED        PER SHARE(1)         PRICE(1)       REGISTRATION FEE
--------------------------------------------  --------------------  --------------   ------------------  ----------------
COMMON STOCK, $0.01 PAR VALUE...............     40,000 shares      $    16.44         $    657,600       $    182.82
--------------------------------------------  --------------------  --------------   ------------------  ----------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Common Stock as reported by the New York Stock Exchange on February 3, 1999.



===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, heretofore filed by American Realty Trust, Inc. (the "Company") with the Commission, are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 30, 1998, as amended by the Company's Annual Report on Form 10-K/A, as filed with the Commission on November 24, 1998, as further amended by ART's Annual Report on Form 10-K/A Amendment No. 1, as filed with the Commission on January 26, 1999.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 14, 1998, as amended by the Company's Quarterly Report on Form 10-Q/A, as filed with the Commission on November 24, 1998, as further amended by ART's Quarterly Report on Form 10-Q/A Amendment No. 1, as filed with the Commission on January 26, 1999.

         3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 14, 1998, as amended by the Company's Quarterly Report on Form 10-Q/A, as filed with the Commission on November 24, 1998, as further amended by ART's Quarterly Report on Form 10-Q/A Amendment No. 1, as filed with the Commission on January 26, 1999.

         4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998, as amended by ART's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 26, 1999.

         5. The Company's Current Report on Form 8-K dated May 1, 1998, as filed with the Commission on June 25, 1998, as amended by the Company's Current Report on Form 8-K/A, as filed with the Commission on July 16, 1998.

         6. The Annual Report on Form 10-K for Continental Mortgage and Equity Trust ("CMET") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998.

         7. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 14, 1998.

         8. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 11, 1998.

         9. CMET's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 12, 1998.

         10. CMET's Current Report on Form 8-K dated April 3, 1998, as filed with the Commission on June 25, 1998.

         11. CMET's Current Report on Form 8-K dated September 1, 1998, as filed with the Commission on September 28, 1998.

         12. The Annual Report on Form 10-K for Income Opportunity Realty Investors ("IORI") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998.

         13. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 4, 1998.

         14. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 5, 1998.

         15. IORI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 9, 1998.

         16. IORI's Current Report on Form 8-K dated November 19, 1997, as filed with the Commission on December 3, 1997, as amended by IORI's Current Report on Form 8-K/A, as filed with the Commission on January 14, 1998, and as further amended by IORI's Current Report on Form 8-K/A, as filed with the Commission on August 5, 1998.

         17. IORI's Current Report on Form 8-K dated December 30, 1997, as filed with the Commission on January 9, 1998.

         18. The Annual Report on Form 10-K for Transcontinental Realty Investors, Inc ("TCI") for the year ended December 31, 1997, as filed with the Commission on March 20, 1998, as amended by TCI's Annual Report on Form 10-K/A, as filed with the Commission on January 27, 1999.

         19. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission on May 4, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

         20. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 5, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

         21. TCI's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 12, 1998, as amended by TCI's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 27, 1999.

         22. TCI's Current Report on Form 8-K dated December 22, 1997, as filed with the Commission on January 9, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on June 29, 1998.

         23. TCI's Current Report on Form 8-K dated May 29, 1998, as filed with the Commission on July 2, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on September 23, 1998.

         24. TCI's Current Report on Form 8-K dated June 26, 1998, as filed with the Commission on July 21, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on October 16, 1998.

         25. TCI's Current Report on Form 8-K dated September 21, 1998, as filed with the Commission on September 28, 1998.

         26. TCI's Current Report on Form 8-K dated October 20, 1998, as filed with Commission on December 4, 1998, as amended by TCI's Current Report on Form 8-K/A, as filed with the Commission on January 27, 1999.

         27. The Annual Report on Form 10-K for National Realty, L.P. ("NRLP") for the year ended December 31, 1997, as filed with the Commission on March 26, 1998, as amended by NRLP's Annual Report on Form 10-K/A, as filed with the Commission on November 24, 1998, as further amended by NRLP's Annual Report on Form 10-K/A Amendment No. 1, as filed with the Commission on January 25, 1999.

         28. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as filed with the Commission May 14, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

         29. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 14, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

         30. NRLP's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998, as amended by NRLP's Quarterly Report on Form 10-Q/A, as filed with the Commission on January 25, 1999.

         31. The description of the common stock contained in the Company's Registration Statement under Section 12 of the Exchange Act and all amendments and reports filed for the purpose of updating that description.

         All documents filed by the Company, CMET, IORI, TCI or NRLP pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment that indicated that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

          The information required by Item 4 is not applicable to this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Thirteen of the Company's Articles of Incorporation provides that, to the fullest extent permitted by Georgia law, as the same exists or may hereafter be amended, no director of the Company shall be personally liable to the Company or the shareholders of the Company for monetary damages for breach of the duty of care as a director, provided that Article Thirteen does not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of the Company; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit. In addition, a director's liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.

         Article Thirteen applies only to claims against a director arising out of his or her role as a director and not, if he or she is also an officer, his or her role as an officer or in any other capacity. In addition, Article Thirteen does not reduce the exposure of directors to liability under Federal securities laws.

         The Bylaws of the Company require the Company to indemnify any person who, by reason of the fact that he is or was a director of the Company, is made or is threatened to be made a party to an action, including an action brought by the Company or its shareholders. The Bylaws provide that the Company will indemnify such person against reasonably incurred expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees), and against any judgments, fines and amounts paid in settlement, provided that the Company shall not indemnify such person under circumstances in which the Georgia Business Corporation Code, as in effect from time to time, would not allow indemnification.

         The Bylaws of the Company give the Company's Board of Directors the power to cause the Company to provide to officers, employees, and agents of the Company all or any part of the right to indemnification afforded to directors of the Company as set forth in the Bylaws, subject to the conditions, limitations and obligations therein, upon a resolution to that effect identifying such officer, employee or agent and specifying the particular rights provided.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT    DESCRIPTION
-------    -----------

  5.1 Opinion of Holt Ney Zatcoff & Wasserman, LLP, as to the legality of the Common Stock being offered
 23.1      Consent of BDO Seidman, LLP (American Realty Trust, Inc.)
 23.2      Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust)
 23.3      Consent of BDO Seidman, LLP (Income Opportunity Realty Investors,
           Inc.)
 23.4      Consent of BDO Seidman, LLP (Transcontinental Realty Investors, Inc.)
 23.5      Consent of BDO Seidman, LLP (National Realty, L.P.)
 23.6      Consent of Holt Ney Zatcoff & Wasserman, LLP (incorporated in
           Exhibit 5.1)
 24.1      Power of Attorney (set forth on page II-4 of this Registration
           Statement)

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 31st day of January 1999.


                              AMERICAN REALTY TRUST, INC.


                              By:   /s/ KARL L. BLAHA
                                 ------------------------------------------
                                    Karl L. Blaha
                                    President (Principal Executive Officer)



                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
A. Waldman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                              Title                            Date
       /s/ KARL L. BLAHA
    -----------------------------       President (Principal Executive         January 31, 1999
           Karl L. Blaha                    Officer) and Director

       /s/  ROY E. BODE
    -----------------------------             Director                         January 31, 1999
            Roy E. Bode

      /s/ COLLENE C. CURRIE
    -----------------------------             Director                         January 22, 1999
          Collene C. Currie

      /s/   AL GONZALEZ
    -----------------------------             Director                         January 31, 1999
            Al Gonzalez

      /s/   CLIFF HARRIS
    -----------------------------             Director                         January 30, 1999
            Cliff Harris

      /s/ THOMAS A. HOLLAND
    -----------------------------        Executive Vice President and          January 31, 1999
          Thomas A. Holland                Chief Financial Officer
                                          (Principal Financial and
                                             Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
  5.1      Opinion of Holt Ney Zatcoff & Wasserman, LLP, as to the legality of the Common Stock being offered
 23.1      Consent of BDO Seidman, LLP (American Realty Trust, Inc.)
 23.2      Consent of BDO Seidman, LLP (Continental Mortgage and Equity Trust)
 23.3      Consent of BDO Seidman, LLP (Income Opportunity Realty Investors,
           Inc.)
 23.4      Consent of BDO Seidman, LLP (Transcontinental Realty Investors, Inc.)
 23.5      Consent of BDO Seidman, LLP (National Realty, L.P.)
 23.6      Consent of Holt Ney Zatcoff & Wasserman, LLP (incorporated in
           Exhibit 5.1)
 24.1      Power of Attorney (set forth on page II-4 of this Registration incorporated in Exhibit 5.1 Statement)
